Exhibit 10.4

English Translation

Loan Agreement

Contract No.:

☐ Outside of credit line

☐ Within credit line                name of the credit line contract:

Credit Agreement No.:

Party A (Lender):

Domicile (Address):

Legal representative (person in charge):

Tel:

Party B (Borrower):

Domicile (Address):

Legal representative:

Tel:

Party B applies to Party A for loan. In accordance with the Contract Law and relevant laws and regulations, both Parties hereby enter into this Contract upon consensus through consultation.

1.	Loan

1.1	Loan Amount: (currency) (in figures) (in words) .

1.2	The purpose of loan is option below:

(1)	daily operation and turnover; or

(2)	borrowing new loan to repay the old (on-lending)/restructuring, specifically: repay the credit facility under / (contract No. and name).

1.3	The term of loan is specified in option below:

(1)	From to ; or

(2)	☐ days ☐ months ☐ years.

The actual loan amount and starting and ending dates shall be subject to the note of loan.

Where any agreed event of default occurs and Party A demands Party B to repay the loan immediately and early, the loan becomes due at the occurrence of such event.

Where the loan is paid in installments, the maturity date of each installment of loan shall not be later than the maturity date of the first installment.

1.4	Interest Rate

1.4.1	The interest rate of the loan hereunder shall be determined according to the following standards, and the interest rate of the first installment of loan shall be subject to the note of loan (mark “✓” in the check box to select the right option):

☐ The benchmark interest rate for loan of the same grade published by the People’s Bank of China on the date of issuing the loan     %.

☐ The benchmark interest rate for loan of the same grade published by the People’s Bank of China on the date of issuing the loan ☐+ / ☐-                  (floating points).

☐ The benchmark interest rate for loan of the same grade published by the People’s Bank of China on the date of issuing the loan.

☐ The ☐ LIBOR ☐HIBOR on the date of issuing the loan ☐+ / ☐-                  (base points) (applicable only to fore exchange loan).

☐ The benchmark interest rate for loan of the same grade of LPR on the date of issuing the loan ☐ plus/☐minus     %.

☐ The benchmark interest rate for loan of the same grade of LPR on the date of issuing the loan ☐+ / ☐-                  (floating points).

☐ The benchmark interest rate for loan of the same grade of LPR on the date of issuing the loan.

The interest will be calculated based on the actual number of days of the loan. The daily rate of GBP and HKD is annual rate/365, and the daily rate of other currency is annual rate/360.

1.4.2	The interest rate of the loan hereunder shall be adjust in the way of (mark “✓” in the check box of the right option):

☐ Float on a              basis. The date of adjusting the interest rate is option             :

① (every month/ every 3 months/ every 6 months/ every year), on the date corresponding to the date of issuing the loan, or the last day of the corresponding month, if there is no corresponding date.

② on January 1 of each year.

☐ This contract implements a fixed interest rate during the term of loan.

Where the interest rate of loan is floating, the interest of the loan will be charged at the adjusted rate from the date of adjustment of rate. However, if the loan is repaid in installments (including equal repayment on schedule and diminishing repayment on schedule), the original interest rate will be applied on the date of adjustment of rate, and the adjusted rate will be applied from the next installment.

1.4.3	Where the benchmark rate is adjusted for several times, Party A will adjust the rate according to the updated benchmark rate on the date of adjustment. If the People’s Bank of China adjusts the floating range of the benchmark rate, and render the above agreed loan rate lower than the floor rate of the People’s Bank of China, the loan rate hereunder shall be adjusted as such floor rate. If the People’s Bank of China no longer publishes the benchmark rate, the loan rate hereunder shall be adjusted as the recognized inter-bank or customary loan rate of same period and same grade, except as otherwise stipulated by both parties.

1.4.4	Where the State changes the way of determining, adjusting or calculating the interest rate, such changes shall apply.

1.4.5	Party A will not notify Party B of the above rate adjustment separately.

1.5	The 20th day of each month is the expiry date of interest. Party B will pay interest on a/an ☐monthly ☐ quarterly ☐ annual ☐ other basis. The mature date of the loan is the last expiry date of interest, and the interest shall be settled and paid together with the principal.

(1)	In case of paying interest on a monthly basis, the expiry date of interest is the 20th day of each month.

(2)	In case of paying interest on a quarterly basis, the first expiry date of interest is the first 20th day after the date of issuing the loan, and the subsequent interest will be settled every three months after the first expiry date of interest.

(3)	In case of paying interest on an annual basis, the first expiry date of interest is the first 20th day after the date of issuing the loan, and the subsequent interest will be settled every twelve months after the first expiry date of interest.

(4)	In case of paying interest on other basis, .

2.	Issuance of Loan

2.1	Party A has the right to examine the following matter before issuing the loan and will decide whether to issue the loan according to the examination result:

(1)	Whether Party B has properly gone through all statutory procedures (if any) for government permissions, approvals, registrations, and delivery in relation to the loan under this Contract;

(2)	Whether relevant security contract (if any) has come into force;

(3)	Whether Party B has paid up all expenses (if any) in relation to this Contract;

(4)	Whether Party B has satisfied all conditions for loan as agreed in this Contract;

(5)	Whether there has been any adverse change to the operating and financial conditions of Party B and its security provider (if any);

(6)	Whether there has been any change in the willingness of Party B to repay and the willingness of its security provider to secure the debts (if any);

(7)	Whether Party B breaches this Contract in any form.

2.2	When paying the loan, if Party A finds that Party B’s credit condition worsens, or the profitability of Party B’s principal business is weak, or any abnormality occurs to the use of the loan fund, Party A has the right to change the payment method of the loan or to stop issuing and paying the loan fund.

2.3	Prior to the issuance of the loan, where Party A is unable to issue the loan hereunder owing to any change to the national macro-control policies, requirements that the regulatory department imposes on Party A for control of credit scale or credit direction, or other reasons not attributable to Party A, Party A has the right to stop the issuance of loan or to rescind this Contract, and Party B shall not have any objection thereto.

2.4	Payment Method

Party A and Party B agree that the loan fund will be paid in any of the following methods:

☐ Full entrusted payment: which means that Party A will pay the loan fund to the counter-party of Party B meeting the agreed purpose through Party B’s account, at the drawdown request and payment entrustment of Party B.

☐ Partial entrusted payment: which means when the recipient of payment is definite and the single payment amount is RMB                  or more, Party A will pay the loan fund to the counter-party of Party B meeting the agreed purpose through Party B’s account, at the drawdown request and payment entrustment of Party B. The remaining loan fund will be paid by Party B at its sole discretion, which means that Party A will pay the loan fund to Party B’s account at the drawdown request of Party B, and then Party B will pay the fund to its counter-party meeting the agreed purpose at its sole discretion.

☐ Full self-payment: which means Party A will pay the loan fund to Party B’s account at the drawdown request of Party B, and then Party B will pay the fund to its counter-party meeting the agreed purpose at its sole discretion.

2.5	Management of Payment

Party A and Party B agree that the payment of loan fund will be managed as follows:

In case of entrusted payment, Party B may request Party A to pay the loan fund only when the following conditions are met:

(1)	Party B submits the payment application and corresponding business contract and other evidence according to the requirements of Party A, and the transaction subject and payment amount and other information in the payment application are consistent with the evidence;

(2)	The payment application conforms to the purpose of loan specified herein;

(3)	Party B authorizes Party A to pay the loan fund to any specific transaction subject;

Party A has the right to examine whether the payment subject and amount etc. in the payment application conform to the business contract and other evidence, and to refuse any payment application inconsistent with the loan purpose hereof.

In case of self-payment, after the loan is issued, Party B shall summarize and report in writing the payment of loan fund to Party A on a monthly basis, and, at the request of Party A, provide the information of transaction subject and payment amount and corresponding business contract and other evidence. Party A is entitled to verify whether the payment of loan fund is consistent with the specified purpose through analysis of account, inspection of certificates and vouchers and field investigation and other means. Party B shall cooperate.

2.6	Change of Payment Method and Conditions Triggering the Change

Where any of the following circumstances occurs, Party A is entitled to adjust the standard of amount of the entrusted payment, or change the payment method into full entrusted payment:

(1)	In case of self-payment, Party B fails to summarize and report in writing the payment of loan fund to Party A on a regular basis, or refuse to cooperate with Party A’s verification of whether the payment of loan fund is consistent with the specified purpose through analysis of account, inspection of certificates and vouchers and field investigation and other means;

(2)	Party B breaches any provisions hereof and avoid Party A’s entrusted payment by breaking the whole into parts;

(3)	Party B’s credit condition worsens or the profitability of its principal business is weak;

(4)	Any abnormality occurs to the use of the loan fund; or

(5)	The supervisory department adjusts the standards of entrusted payment.

2.7	Management of Account

Upon consultation between the parties, Party B agrees to open the following account with Party A and accepts the supervision of Party A:

a.	Party B agrees to open a loan issuance account with Party A according to Party A’s requirements, with the account name being , and account No. being . The payment and withdrawal of loan fund shall be carried out through such account. Party A has the right to monitor the account in a dynamic way, and to freeze, stop payment or take other measures when it finds any abnormal situation.

b.	Party B agrees to open a fund return account with Party A according to Party A’s requirements (mark “✓” in the check box before the option you select)

☐ The fund return account is same as the loan issuance account in Option a.

☐ The name of the fund return account is                  , and the account No. is                  .

The return of fund in the account shall comply with the following provisions:                .

When Party B is unable to repay the loan owed to Party A in a timely manner, Party A is entitled to deduct fund from the fund return account opened with Party A and other accounts opened by Party B with any branches or outlets of Party A to repay the principal and interest of the loan.

c.	Party B agrees that Party A is entitled to prepayment of the loan based on the fund return of Party B.

3.	Repayment

3.1	Party B will repay the principal of loan in the way of Option below:

(1)	Repayment of principal in installment:

☐ On a ☐monthly ☐quarterly ☐annual basis, with each installment of repayment of principal being                 .

☐ Repay on the date and in the amount set forth in Exhibit 1 hereto.

☐ Other                 .

(2)	Repay in one lump sum when it becomes due.

3.2	Where Party B repays the principal on a monthly basis, the repayment date is the expiry date of interest of each month as from the loan issuance date. Where Party B repays the principal on a quarterly basis, the repayment date is the expiry date of interest of every three month after the loan issuance date. Where Party B repays the principal on an annual basis, the repayment date is the expiry date of interest of every twelve month after the loan issuance date.

3.3	Where Party B opens an account with Party A, it shall deposit the repayment amount in the account before the specified repayment date.

3.4	Party B shall repay the principal and interest of loan hereunder timely and fully. If any installment of repayment is not made timely or fully, Party A has the right to demand Party B to repay the entire loan, and to charge penalty on the outstanding loan from the overdue date.

3.5	Party B hereby irrevocably authorizes Party A to deduct the due principal, interest and expense of the loan from any account opened by Party B with any operating outlets of Ping An Bank.

3.6	Where Party B needs to prepay the loan, it shall give thirty days’ written notice to Party A to apply for prepayment and obtain written consent of Party A. The written application of prepayment shall become irrevocable when Party A consents in writing.

☐ Where Party B prepays the loan, it shall pay Party A compensation which shall be paid to Party A together with the principal and interest prepaid by Party B. The compensation will be calculated by the prepaid amount × the number of days from the prepayment date to the maturity date × the interest rate specified herein. Where the actual number of days from the prepayment date to the maturity date is less than thirty days, the actual number shall apply, and the compensation will be reduced by half. Where the number of days exceeds thirty days, the compensation will be paid for third days.

4.	Representation and Warranties of Party B

4.1	Party B is a company duly incorporated, validly existing and in good standing in its jurisdiction, and has full corporate power and government permit and approval to conduct the business it carries out currently.

4.2	Party B has obtained all authority and approval required for entering into this contract. The execution hereof is true expression of intent of Party B, and will not result in violation of any agreement or covenant with any third party. Party B does not violate any laws, regulations or rules with respect to environment protection, energy saving and emission reduction and reduction of pollution when entering into this contract, and undertakes to strictly comply with such laws, regulations and rules after entering into this contract.

4.3	Except for those already notified to Party A in writing before execution hereof, Party B is not involved in any other litigation, arbitration, execution, appeal, review or other procedures as well as other events or circumstances which could have material adverse effect on the performance of this contract.

4.4	Party B shall provide the financial statements, the information of all bank account numbers and the balance of deposits and loans, as well as other relevant information required by Party A within the time limited specified by Party A. Party B shall warrant that the documents and information provided by it are true, complete and objective and free of any false record, misrepresentation or material omission, and the financial statements are prepared strictly according to the Chinese accounting standards.

5.	Rights and Obligations of Party B

5.1	Party B has the right to request Party A to issue loan to it according to the conditions hereof. However, if Party A is unable to issue the loan hereunder owing to any change to the national macro-control policies, requirements that the regulatory department imposes on Party A for control of credit scale or credit direction, or other reasons not attributable to Party A, Party A has the right to stop the issuance of loan or to rescind this Contract.

5.2	Party B shall use the loan for the purpose specified herein and repay the principal and interest of the loan timely and fully.

5.3	Party B shall open an account with Party A and give priority to Party in deposit and settlement.

5.4	When Party B is a group client, Party B shall send a written report to Party A within ten (10) days from the date of any related-party transaction in the amount more than 10% of its net assets. The contents of such report shall include the related-party relationship, items and nature of the transaction, amount of the transaction or appropriate proportions, and pricing policies of the parties thereto (including transactions where no amount or only nominal amounts are charged).

Group clients refer to corporate bodies or legal-person public institutions with the following characteristics:

(1)	Such corporate bodies or legal-person public institutions directly or indirectly control other corporate bodies or legal-person public institutions or are directly or indirectly controlled by corporate bodies or legal-person public institutions in terms of stock equity or operation;

(2)	Such corporate bodies or legal-person public institutions are under the common control by a third-party corporate body or legal-person public institution;

(3)	Such corporate bodies or legal-person public institutions are directly or indirectly under the common control of individual investors, key officers, or their closely-related family members (including direct relatives within three generations and collateral relatives within two generations);

(4)	Where there are other related-party relationships and assets and profits may not be transferred at fair price, such corporate bodies or legal-person public institutions shall be subject to credit facility management as group clients.

5.5	Party B shall give thirty days’ written notice to Party A in any of the following circumstances. If Party A deems that such circumstance may have material effect on performance of this contract, Party B may carry out the following only after obtaining written consent of Party A:

(1)	Any material change to the operating regime, shareholding structure, organizational form of property, and principal business, including but not limited to contracting or leasing operation, association, shareholding reform, M&A, acquisition, joint venture, division, establishment of subsidiaries, trusteeship (receivership), sale of enterprise, transfer of property or reduction of capital etc.;

(2)	Sale, gift, lending, transfer, mortgage, pledge or otherwise disposal of any assets accounting for 10% of the net assets;

(3)	Any distribution of dividends exceeding 30% of the after-tax net profits for the current year, or exceeding 20% of all undistributed profits;

(4)	Any new investment made after effectiveness of this contract exceeding 20% of the net assets;

(5)	Modification of any debt provisions with other banks, or early satisfaction of other long-term debts;

(6)	Repayment of any shareholder’s debts of Party B; or

(7)	Application to other banks for credit facility, or provision of security to any third party, or reduction of any debts owed by any third party, the amount of which exceeds 20% of the net assets.

5.6	Party B shall notify Party A in writing within seven working days from the date on which any of the following events occurs or may occur and Party A has the right to decide whether to request Party A for additional security or to directly recover all loans according to the specific situation:

(1)	Worsening of operational or financial situation of Party B or its security provider, major financial losses, loss of assets (including but not limited to loss of assets due to providing security for a third party), or other financial crises;

(2)	Administrative penalties or criminal punishment on Party B for unlawful business operation or Party B’s involvement in major legal dispute;

(3)	Involvement of the legal representatives or key officers of Party B, Party B’s shareholders or actual controllers, or its security provider in important cases, property preservation and other compulsory measures on their major assets, administrative penalties or criminal punishment on Party B, or other events resulting in their failure to perform obligations;

(4)	Party B or its security provider provides security to a third party, which has material adverse impact on the financial condition of Party B or its security provider or their ability to perform the obligations under this Contract;

(5)	Division, combination, merger, acquisition and restructuring, disposal of substantial asset, capital reduction, shutdown, stop of business for rectification, liquidation, reorganization, cancellation, dissolution, bankruptcy, or cancellation of the business license of Party B or its security provider;

(6)	Significant reduction in the value of the collaterals, destruction or loss of the collaterals, disputes arising in relation to the ownership of the collaterals, or sealing-up, attachment, freezing, deduction, lien, or auction of the collaterals;

(7)	Other events or defaults that have major impact on business operation of Party B or the security provider or on security of loans of Party A.

5.7	Where Party B changes its domicile, correspondence address, telephone number, business scope, legal representative or other matters, it shall give Party A written notice within seven working days after such change. If Party B fails to perform the above obligation of notice, and Party A sends relevant notice or document (including but not limited to both parties’ notices or documents during performance of this contract, the arbitration or litigation materials or instruments during arbitration or litigation process, and relevant materials and instruments during execution of cases) to the original domicile or correspondence address, such notice or document shall be deemed duly served.

5.8	Party B shall keep reasonable financial ratios during the term of loan.

☐ Financial indexes during the term of loan shall meet the following standards:                 .

6.	Rights and Obligations of Party A

6.1	Party A is entitled to recover the principal and interest of the debt (including compound interest, overdue interest and penalty interest for any authorized use), receive expenses payable by Party B, and directly deduct the above principal, interest and expense from Party B’s account.

6.2	For any loan of a term more than one year, Party A has the right to assess the operational and financial conditions of Party B and the security provider (if any) and the progress of specific projects according to the loan conditions as agreed in the contract at the time of issuing the loan from the second year after the loan is issued, and Party A will adjust the loan amount, term, and interest rate based on the assessment results.

Where there is any mortgage or pledge collateral, Party A has the right to re-evaluation of such collateral every year by appraisal agencies approved by Party A. If the value of the collateral deteriorates obviously and is insufficient to be used for debt security under the principal contract, Party A has the right to require Party B to repay a part of the loan or to provide other security acceptable to Party A.

6.3	Party A has the right to require Party B to provide data in relation to the loan, and access the domicile of Party B to investigate, review, or check the use of credit and the assets, financial condition and operation of Party B. Party B shall cooperate. Party A also has the right to supervise Party B’s use of loans for such purposes as agreed in this Contract.

6.4	Party A shall keep confidential all information provided by Party B, except for those provided otherwise by laws and regulations or regulators, those otherwise agreed by both Parties, and those that do not constitute confidential information.

7.	Breach of Contract

7.1	Any of the following will constitute a breach of this Contract hereunder:

(1)	Party B fails to repay the loan fund or avoid the entrusted payment set forth in Article 2.5 hereof by breaking whole into parts;

(2)	Arrears in payment of interest, overdue payment, advance money, or use of the funds for purposes other than those agreed by both Parties occurs to the credit under this Contract;

(3)	Party B violates any of its representations, warranties, or covenants;

(4)	Party B breaches any of its due obligations under this Contract;

(5)	Party B conceals important information;

(6)	Party B or its security provider avoids its debt by means of related-party transaction or other means;

(7)	Party B or its security provider is omitted in management and exercise of its matured claims or transfers its assets or avoid its debts by disposal of its main property for free, at an unreasonably low price, or in other improper means;

(8)	Party B utilizes false contracts and arrangements with any third party, including but not limited to debt factoring or pledge with notes receivable without true trade background, to fraudulently obtain funds or credit facility from Party A or other banks;

(9)	Party B or its security provider breaches other contracts concluded with Party A or other banks (including but not limited to credit agreements, loan agreements, and security agreements) or issues securities with characteristics of debt;

(10)	The security provider of Party B breaches the security contracts (including but not limited to guarantee contracts, mortgage contract, and pledge contracts), events of default under the security contracts occur, or the security contracts are ineffective, invalid, or rescinded; the collateral is notably depreciated or lost, a dispute arises with regard to the ownership of the collateral, or the collateral is sealed up, attached, frozen, deducted, subject to lien, or auctioned;

(11)	Where any matter as described in Clauses 5.5 and 5.6 that shall be notified of occurs, Party A believes such matter will affect the safety of its creditor’s right.

7.2	Where any event of default occurs, Party A has the right to:

(1)	Stop or terminate the issuance of any loan hereunder not issued;

(2)	Declare that the credit facility is immediately due and require Party B to immediately repay the principals, interests, and expenses of such credit facility. Penalty interest will be charged on the principals of all extended credit facility at the penalty interest rate from the date when the event of default occurs until Party B pays off all principals of the credit facility;

Expenses include but are not limited to attorney’s fees, litigation fees, arbitration fees, traveling expenses, announcement fees, delivery fees, execution expenses, transfer fees, and other expenses that Party A pays for realization of its creditor’s right.

(3)	Require Party B to provide Party A with new security acceptable to Party A;

(4)	Adjust the amount, term and interest rate of the loan based on the risk of loan, or change the payment method of loan into entrusted payment;

(5)	directly deduct amount from the account of Party B or its security provider to repay all debts of Party B under this Contract and specific credit facility contracts (including the debts for which Party A requires prepayment) without consent of Party B in advance;

(6)	enforce any security interest, and to require the guarantor to perform its guarantee obligations or to realize its creditor’s right through disposal of the mortgage collateral and/or pledge collateral.

(7)	When the loan becomes due or due in advance, if Party B fails to repay the loan as agreed, Party A is entitled to charge penalty interest at the interest rate specified herein plus 50% over the loan principal from the date of overdue payment based on the actual number of days of overdue payment. Where Party B fails to use the loan for the purpose agreed herein, Party A is entitled to charge penalty interest at the interest rate specified herein plus 100% over the amount of loan used in such way from the date of violation of this contract.

A compound interest will be charged over the outstanding interest not paid on time at the rate of penalty interest. When both overdue payment and unauthorized use of loan fund occur, the penalty interest or compound interest, whichever is more, shall be charged.

When the loan is not repaid for 90 days or less, the repayment order of the principal and interest of the loan is as follows: (1) expenses; (2) interests (including penalty interest and compound interests); (3) principal. When the loan is not repaid for more than 90 days, the repayment order of the principal and interest of the loan is as follows: (1) expenses; (2) principal; (3) interests (including penalty interest and compound interests).

(8)	claim the right of subrogation against any debtor of Party B according to laws or requests the court to revoke Party B’s waiver of its matured claims or its acts of transfer of property for free or at unreasonably low prices. Party B shall provide all necessary cooperation and assistance upon the request of Party A. Any expense incurred therefrom by Party A shall be borne by Party B.

(9)	take other remedial measures provided by laws and regulations and agreed in this Contract.

8.	Other Provisions

9.	Miscellaneous Provisions

9.1	If the credit facility hereunder falls within the credit line contract, the security in the credit line contract shall also apply herein.

9.2	☐ Both parties agree to notarize this contract with the effect of execution.

After the notarization with the effect of execution, if Party B fails to perform any obligation hereunder in whole or in part, Party A is entitled to apply for an execution certificate from the original notary office, and then apply to the competent people’s court (i.e., the people’s court at the place of the executed party’s domicile or the executed party’s property) for execution by the original notarial certificate and the execution certificate.

☐ This contract will not be notarized with the effect of execution.

9.3	Applications for single credit facility, credit agreements, certificates of indebtedness, credit facility certificates, other documents and information affirmed by both Parties, and letters of commitment and statements that Party B unilaterally issues to Party A, which are arising in relation to this Contract, shall constitute an integral part of this Contract and shall have equal legal force.

9.4	Party B agrees and authorizes Party A to consult Party B’s enterprise information and credit information with the basic database of financial credit information and other credit information service agency established according to law at the application stage and during the existing period of Party B’s credit facility, for Party B’s application and subsequent management of credit facility. Party B agrees and authorizes Party A to report Party B’s enterprise information and credit information, including but not limited to the credit facility information and the information having adverse effect on the information owner, to the basic database of financial credit information and other credit information service agency established according to law pursuant to Regulations on the Administration of Credit Investigation Industry.

9.5	The check box will be selected by “✓”.

9.6	Both parties shall resolve the dispute arising from performance of this contract through negotiation. If negotiation fails, the provisions of subsection below shall apply:

(1)	To apply for arbitration to , and arbitrate the dispute according to the arbitration rules of the commission applied at the time of applying for the arbitration. The arbitration award is final and has binding force upon both parties.

(2)	To file a lawsuit to the people’s court at the place of Party A.

(3)	To file a lawsuit to the people’s court of .

9.7	This contract shall be governed by the laws of the People’s Republic of China.

9.8	This contract shall become effective when the parties sign (the authorized persons shall sign or seal, and affix the common seals). If the loan hereunder is not issued within three months after this contract becomes effective, Party A is entitled to terminate this contract unilaterally.

9.9	This contract is made in counterparts. Party A will hold counterparts, and Party B and the registration authority will each hold .

Party B hereby declares that it fully understands the provisions of this Contract (especially those in boldface), provisions of the security contract in relation to this Contract, and other related documents, and have sought independent legal advice for this purpose (when necessary).

Party A (seal):

Legal representative (principal) or entrusted agent (signature):

Execution date:

Party B (seal):

Legal representative or entrusted agent (signature):

Execution date:

Exhibit 1:

Schedule of Repayment in Installments of Party B’s Loan Principal

Installment	Repayment Date	Repayment Amount (in words)
1
2
3
4
5
6
7
8
9
10

Exhibit 2:

Application for Entrusted Payment of Loan

            ,

According to the provisions of the Loan Agreement (Contract No.:             ) signed between us and you, we hereby apply for payment of the loan fund, and irrevocably authorize you to pay the loan fund to the transaction counter-party designated by us. The loan issuance account is:             , and the specific payment subject and amount are as follows:

No.	Payee	Amount	Account No.	Account-opening bank	Payment date	Purpose

We will provide relevant business contract and other evidence relating to the payment application according to the provisions of the above contract, and warrant that such evidence is true, lawful and valid.

Applicant:

Seal:

Signed by authorized signatory:

(reserved seal at the bank)

Date:

Customer manager (fill in his/her opinion):

President of the Branch or director of the team (fill in his/her opinion):

Note: all the blanks in the application, including application date, must be filled in.